Exhibit 99.1

News Release	Source: Think Partnership Inc.

Think Partnership Announces Resignation of Dominic L. Ragosta from Board of Directors

CLEARWATER, Fla. — (BUSINESS WIRE)—June 6, 2006—Think Partnership Inc., (“THK”) (AMEX:THK - News; the Company) today announced that Dominic L. Ragosta, who has been a member of the Company’s Board of Directors since February 2006, has resigned from the Board effective immediately.

Think Partnership Inc. is based in Clearwater, Florida and provides online and off-line marketing, advertising, public relations, branding, and shopping evaluation services; search engine optimization and marketing services, opt-in email marketing, and pay-per-click campaign management; online dating; web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access; software for affiliate marketing and affiliate marketing services; online education; and marketing to expectant parents.  See www.thinkpartnership.com for more information.

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements.  For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended March 31, 2006.  The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements.

Contact:

     For Think Partnership Inc.:

Xavier Hermosillo, 310-832-2999

Sr. Vice President for Corporate Communications
  and Investor Relations

Xavier@thinkpartnership.com